UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 North Rapids Road, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2016, County Bancorp, Inc. (the “Company”) held its Annual Shareholders’ Meeting.  Matters voted on by the shareholders included: (i) election of four Class II directors and one Class I director to serve on our Board of Directors until the 2019 and 2018 annual meeting, respectively, or until successors are duly elected and qualified; (ii) approval of the 2016 Long Term Incentive Plan; and (iii) ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The results of the shareholders’ votes are reported below:

1.	With respect to the election of four Class II directors:

Name of Candidate	For	Withheld	Broker Non-Votes
Mark R. Binversie	3,917,280	94,478	968,864
Rick Dercks	3,914,718	97,040	968,864
Robert E. Matzke	3,914,718	97,040	968,864
Kathi Seifert	3,888,421	123,337	968,864
2.	With respect to the election of one Class I director:

Name of Candidate	For	Withheld	Broker Non-Votes
Edson P. Foster, Jr.	3,843,725	168,033	968,864
3.	With respect to the approval of the 2016 Long Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
3,927,910	8,598	75,250	968,864
4.	With respect to the ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for 2016:

For	Against	Abstain	Broker Non-Votes
4,874,604	12,274	93,744	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COUNTY BANCORP, INC.

Date: June 23, 2016	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary